Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
           906 OF THE SARBAENES-OXLEY ACT OF 2002

   In connection with the Annual Report of Stem Cell Therapy International, Inc. (the 'Company') on Form 10-KSB for the year ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the 'Report'), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer's knowledge: Section 13(a)

(1)     The  Report  fully  complies  with the requirements of Section 13 (a) of
Section  15  (d)  of  the  Securities  and  Exchange  Act  of  1934:  and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

   In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


SIGNATURES              TITLE                      DATE
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/s/ Calvin Cao          Former CEO
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                                                   July 14, 2008
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Calvin Cao

/s/ Andrew J. Norstrud  Chief Financial Officer &
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                        Chief Accounting Officer
Andrew J. Norstrud                                 July 14, 2008
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